A0526118
                                                                 ENDORSED--FILED
                                         In the office of the Secretary of State
                                                      of the State of California
                                                                      JUN 2 1999
                                                  Bill Jones, Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                ZAP POWER SYSTEMS

James McGreen and Nancy K. Cadigan hereby certify that:

1. They are the President and Secretary, respectively, of ZAP Power Systems, a California corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                 "The name of this corporation is "ZAPWORLD.COM"

3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors as being advisable for adoption.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, Corporations Code. The total number of outstanding shares of the corporation is 3,679,566. There are no outstanding shares of preferred stock. The number of shares voting in favor of the amendment exceeded the vote required. The percentage vote required was more than fifty percent (50%).

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to our knowledge.

DATED: May 26, 1999                       /s/ James McGreen
                                          ------------------------------
                                          James McGreen, President


                                          /s/ Nancy K. Cadigan
                                          ------------------------------
                                          Nancy K. Cadigan, Secretary